Exhibit 10.39

Tenth Amendment

To

Loan And Security Agreement

This TENTH AMENDMENT to LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of January 23, 2019, by and between ACCELERIZE INC., a Delaware corporation (“Borrower”), and SAAS CAPITAL FUNDING II, LLC, a Delaware limited liability company (“Lender”).

Recitals

A.     Lender and Borrower have entered into that certain Loan and Security Agreement dated as of May 5, 2016, as amended by that certain First Amendment to Loan and Security Agreement, dated as of November 29, 2016, as further amended by that certain Second Amendment to Loan and Security Agreement, dated as of May 5, 2017, as further amended by that certain Third Amendment to Loan and Security Agreement, dated as of June 16, 2017, as further amended by that certain Fourth Amendment to Loan and Security Agreement, dated as of August 14, 2017, as further amended by that certain Fifth Amendment to Loan and Security Agreement, Limited Waiver and Consent, dated as of November 8, 2017, as further amended by that certain Sixth Amendment to Loan and Security Agreement and Consent, dated as of January 25, 2018, as further amended by that certain Seventh Amendment to Loan and Security Agreement, dated as of May 31, 2018, as further amended by that certain Eighth Amendment to Loan and Security Agreement, dated as of June 13, 2018 and as further amended by that certain Ninth Amendment to Loan and Security Agreement and Limited Waiver, dated as of August 31, 2018 (and as it may be further amended, modified, supplemented or restated from time to time prior to the date hereof, the “Loan Agreement”).

B.     Lender has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.     Borrower has requested that Lender agree to amend certain provisions of the Loan Agreement.

D.     Lender has agreed to amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.     Definitions. Capitalized terms used but not defined in this Amendment shall have the respective meanings given to such terms in the Loan Agreement.

2.     Amendments to Loan Agreement.

2.1     Section 2.5 of the Loan Agreement shall be amended by deleting it in its entirety.

2.2     Section 2.6 of the Loan Agreement shall be amended by deleting it in its entirety.

2.3     Section 6.2(l) of the Loan Agreement shall be amended by deleting it in its entirety and replacing it with the following:

(l)     On the 1st Business Day of each week commencing on January 25, 2019, Borrower shall deliver to Lender an updated detailed 13-week cash flow forecast illustrating the expected cash inflows and outflows of Borrower, in form and substance satisfactory to Lender. An Event of Default shall have occurred under Section 8.2.2(a) if either Borrower fails to deliver any 13-week cash flow forecast in accordance with this Section 6.2(l) or any such 13-week cash flow forecast delivered by Borrower is unacceptable to Lender, acting reasonably.

2.4     Section 6.2 of the Loan Agreement shall be amended by adding a new subsection (m) at the end thereof as follows:

(m)     Promptly following delivery thereof, Borrower shall provide Lender with copies of all reports or other information delivered to Borrower’s board of directors or equivalent governing body.

2.5     Section 6.19 of the Loan Agreement shall be amended by deleting it in its entirety and replacing it with the following:

6.19     Success Fee. Borrower shall pay Lender a success fee (the “Success Fee”) in an aggregate amount equal to Six Hundred Five Thousand Dollars ($605,000.00), due and payable upon the irrevocable payment in full of all outstanding Advances (whether pursuant to a pre-payment or upon maturity, whether by acceleration or otherwise) of all Notes representing all outstanding Advances (the “Payment-in-Full”); provided that the Payment-in-Full occurs either in connection with, or following the termination of, the commitment of Lender to make Advances under the Loan Agreement; provided further that a portion of the Success Fee in an amount equal to One Hundred Ten Thousand Dollars ($110,000.00) shall not be due and payable until both (a) the Payment-in-Full, and (b) irrevocable payment-in-full of all outstanding loans or advances (whether pursuant to a pre-payment or upon maturity, whether by acceleration or otherwise) of all notes representing all outstanding loans or advances under the Beedie Subordinated Debt Documents.

2.6     Section 8.2.1 of the Loan Agreement shall be amended by deleting it in its entirety and replacing it with the following:

8.2.1     Borrower fails to comply with any of the financial covenants set forth on Schedule 6.17 hereof.

2.7     Schedule 1 of the Loan Agreement shall be amended by deleting the definitions of “Adjusted EBITDA” and “Monthly Recurring Revenue (MRR)” contained therein and replacing them with the following:

“Adjusted EBITDA” ” means, for any period, the sum of (i) EBITDA plus (ii) non-cash Equity Interest compensation expense, plus (iii) compensation expense associated with any deferred compensation until such time as such deferred compensation is paid, minus (iv) research and development expenses that are capitalized by Borrower.

“Monthly Recurring Revenue (MRR)” means for each calendar month, with such month’s MRR amount calculated at the end of such month, the sum of Software Services Revenue derived from Eligible End Users minus (i) any Software Services Revenue derived from an Eligible End User that has not paid any invoice within sixty (60) days of its invoice due date.

2.8     Schedule 1 of the Loan Agreement shall be amended by deleting the definition of “Total Debt” contained therein.

2.9     Schedule 1 of the Loan Agreement shall be amended by adding the following definitions of “Tenth Amendment” and “Tenth Amendment Effective Date” in their appropriate alphabetical places therein:

“Tenth Amendment” means that certain Tenth Amendment to Loan and Security Agreement and Limited Waiver, between Borrower and Lender, dated as of January 23, 2019.

“Tenth Amendment Effective Date” means the date that all of the conditions to the effectiveness of the Tenth Amendment have been either satisfied by Borrower or waived in writing by Lender.

2.10     Schedule 6.17 of the Loan Agreement is hereby amended to (a) delete paragraph (i) (“Minimum Adjusted EBITDA”) in its entirety and replace it with the following new paragraph (i), which new paragraph (i) shall be effective as of November 30, 2018, (b) delete paragraph (ii) (“Minimum Liquidity”) in its entirety and replace it with the following new paragraph (ii), (c) delete paragraph (iv) (“Total Debt to MRR”) and replace it with “Reserved.”, (d) delete paragraph (v) (“Minimum Gross Margins”) in its entirety and replace it with “Reserved.”, (e) delete paragraph (vi) (“Secured Debt to MRR”) in its entirety and replace it with the following new paragraph (vi) and (f) add the following new paragraph (vii) (“Minimum MRR”) at the end thereof:

(i)     Minimum Adjusted EBITDA. Borrower shall not suffer or permit its Adjusted EBITDA for any calendar month, with each such month’s Adjusted EBITDA to be calculated as of the last day of any calendar month, to exceed the amounts set forth below for each such day (numbers in parentheses are negative):

Period	Minimum Adjusted EBITDA
November 1, 2018 through November 30, 2018	($390,000)
December 1, 2018 through December 31, 2018	($460,000)
January 1, 2019 through January 31, 2019	($300,000)
February 1, 2019 through February 28, 2019	($100,000)
March 1, 2019 through March 31, 2019	$0
April 1, 2019 through April 30, 2019	$50,000
May 1, 2019 through May 31, 2019	$100,000
June 1, 2019 and at all times thereafter	$150,000

(ii)     Minimum Liquidity. Beginning on March 31, 2019, and at all times thereafter, Borrower shall not suffer or permit its cash balance as set forth on its month-end balance sheet under the line item “Cash” to be less than $600,000, tested as of the last day of each calendar month.

(vi)     Secured Debt to MRR. Borrower shall not suffer or permit the ratio of Secured Debt to MRR calculated on a consolidated basis for Borrower and its Subsidiaries as of the last day of any calendar month occurring during the periods set forth below, to exceed the ratios set forth below for such periods:

(A)     7.00:1.00 from the Tenth Amendment Effective Date through February 28, 2019;

(B)     6.50:1.00 from March 1, 2019 through March 31, 2019; and

(C)     6.00:1.00 from April 1, 2019 and at all times thereafter.

(vii)     Minimum MRR. Borrower shall not suffer or permit its MRR, calculated as of the last day of each calendar month, commencing in January, 2019 and for each calendar month thereafter, to be less than $1,550,000.

3.     Additional Agreements.

3.1     Deferral of January 2019 Principal Payment. Borrower hereby acknowledges that a payment of principal and interest is due and payable to Lender on January 15, 2019, with respect to each outstanding Note and that the aggregate principal amount owed on such date is $285,421 (the “January Principal Amount”) and the aggregate amount of interest owed on such date is $42,309. Lender hereby agrees to defer $225,420.56 of the January Principal Amount (the “Deferred Principal Amount”) until the earlier of (a) March 15, 2019 and (b) the date all Obligations become due and payable pursuant to Section 9.1(a) of the Loan Agreement or otherwise, provided, that (i) the balance of the January Principal Amount is paid by Borrower to Lender on or before January 15, 2019 and (ii) all accrued and unpaid interest on each Note is paid by Borrower to Lender on or before January 15, 2019. The Deferred Principal Amount shall accrue interest from the date of this Amendment until paid in full at the rate of 11.78% per annum. Failure by Borrower to pay any amounts due and owing under this Section 3.1 shall be an Event of Default under Section 8.1.1 of the Loan Agreement.

3.2     Board Observer Rights. Lender shall be entitled to designate one observer (the "Board Observer") to attend any regular meeting (a "BOD Meeting") of the Board of Directors of Borrower (or any relevant committees thereof), except that the Board Observer shall not be entitled to vote on matters presented to or discussed by the Board of Directors (or any relevant committee thereof) of Borrower at any such meetings. The Board Observer shall be timely notified of the time and place of any BOD Meetings (which shall be held no less than once per month) and will be given written notice of all proposed actions to be taken by the Board of Directors (or any relevant committee thereof) of Borrower at such meeting as if the Board Observer were a member thereof. Such notice shall describe in reasonable detail the nature and substance of the matters to be discussed and/or voted upon at such meeting (or the proposed actions to be taken by written consent without a meeting). The Board Observer shall have the right to receive all information provided to the members of the Board of Directors or any similar group performing an executive oversight or similar function (or any relevant committee thereof) of Borrower in anticipation of or at such meeting (regular or special and whether telephonic or otherwise), in addition to copies of the records of the proceedings or minutes of such meeting, when provided to the members, and the Board Observer shall keep such materials and information confidential in accordance with Section 12.9 of the Loan Agreement. Borrower shall reimburse the Board Observer for all reasonable out-of-pocket costs and expenses incurred in connection with its participation in any such BOD Meeting. Failure by Borrower to comply with its obligations under this Section 3.2 shall be an Event of Default under Section 8.2.2(a) of the Loan Agreement.

3.3     Financial Consultant. As soon as reasonably practicable, but not later than January 31, 2019, Borrower shall retain a financial consultant acceptable to Lender and on terms and conditions reasonably satisfactory to Lender. Such financial consultant shall not be actually or constructively dismissed or replaced without the prior written consent of Lender. Failure by Borrower to comply with its obligations under this Section 3.3 shall be an Event of Default under Section 8.2.2(a) of the Loan Agreement.

4.     Limitations and Acknowledgments by Borrower.

4.1     The amendments set forth in Section 2 above and the agreements set forth in Section 3 above are effective solely for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document other than as expressly set forth in Sections 2 and 3 herein, or (b) otherwise prejudice any right or remedy which Lender may now have or may have in the future under or in connection with any Loan Document.

4.2     This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.3     As of the date hereof, Borrower acknowledges and agrees that the Obligations of Borrower under the Loan Documents are not subject to any restriction, setoff, deduction, claim, counterclaim or defense of any kind or character whatsoever.

4.4     Each reference in the Loan Agreement to “this Agreement” or words of like import and each reference in any other Loan Document to the “Loan Agreement” or words of like import shall mean and be a reference to the Loan Agreement, as amended by this Amendment.

4.5     The Loan Agreement, as amended by this Amendment and the other Loan Documents remain in full force and effect and are hereby ratified and confirmed.

5.     Representations and Warranties. To induce Lender to enter into this Amendment, Borrower hereby represents and warrants to Lender as follows:

5.1     Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents, are true, accurate and complete as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

5.2     Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under this Amendment and the Loan Agreement, as amended by this Amendment;

5.3     The organizational documents of Borrower delivered to Lender on or about May 5, 2016, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.4     The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under this Amendment and the Loan Agreement, as amended by this Amendment, have been duly authorized;

5.5     The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under this Amendment and the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

5.6     The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under this Amendment and the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made;

5.7     This Amendment has been duly executed and delivered by Borrower and each of this Amendment and the Loan Agreement as amended by this Amendment, is the binding obligation of Borrower, enforceable against Borrower in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights; and

5.8     Borrower has not assigned the Loan Agreement or any of its rights or obligations (including, without limitation, the Obligations) thereunder.

6.     Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. The exchange of copies of this Amendment and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Amendment as to the parties hereto and may be used in lieu of the original Amendment for all purposes.

7.     Expenses. Without limitation of the terms of the Loan Documents, and as a condition to the effectiveness of this Amendment, Borrower shall reimburse Lender for all its costs and expenses (including reasonable attorneys’ fees and expenses) incurred by Lender in connection with this Amendment or that are otherwise outstanding. Lender, at its discretion, is authorized (x) to charge said fees, costs and expenses to Borrower’s loan account or any of Borrower’s deposit accounts or (y) to directly invoice Borrower for such fees, costs and expenses.

8.     No Third Party Beneficiaries. This Amendment does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Amendment.

9.     Loan Documents; Indemnity. For purposes of clarity and not by way of limitation, Borrower and Lender acknowledge and agree that this Amendment is one of the Loan Documents and that the indemnification provided pursuant to Section 12.2 of the Loan Agreement applies hereto.

10.     Effectiveness. This Amendment shall be deemed effective and the agreements set forth herein are conditioned upon (a) the due execution and delivery of this Amendment by each party hereto, (b) the delivery to Lender of true, accurate and complete copies of any amendments to the Beedie Subordinated Debt Documents, as in effect as of the date hereof, in form and substance reasonably satisfactory to Lender, duly executed by the parties thereto, and (c) the payment by Borrower of the fees and expenses set forth in Section 7 above.

11.     Release. As a material part of the consideration for Lender entering into this Amendment, Borrower hereby releases and forever discharges Lender and Lender’s predecessors, successors, assigns, officers, managers, directors, shareholders, employees, agents, attorneys and other professionals, representatives, parent corporations, subsidiaries, and affiliates (hereinafter all of the above collectively referred to as the “Lender Group”), from any and all claims, counterclaims, demands, damages, debts, agreements, covenants, suits, contracts, obligations, liabilities, accounts, offsets, rights, actions, and causes of action of any nature whatsoever and whether arising at law or in equity, presently possessed, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, presently accrued, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted arising out of, arising under or related to the Loan Documents, that Borrower may have or allege to have against any or all of the Lender Group and that arise from events occurring before the date hereof.

12.     Governing Law. This Amendment and the other Loan Documents and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

13.     JURY TRIAL WAIVER. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

14.     ENTIRE AGREEMENT; NO COURSE OF DEALING. THIS AMENDMENT IS A LOAN DOCUMENT. THE LOAN AGREEMENT, AS AMENDED BY THIS AMENDMENT, AND THE OTHER LOAN DOCUMENTS, AS AMENDED, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. THE PARTIES HEREBY ACKNOWLEDGE AND AGREE THAT NEITHER THE AMENDMENTS AND EXTENSIONS CONTAINED HEREIN NOR ANY OTHER AMENDMENTS OR EXTENSIONS GRANTED TO BORROWER SHALL BE INTERPRETED OR CONSTRUED UNDER ANY CIRCUMSTANCES AS HAVING ESTABLISHED A COURSE OF DEALING OR COURSE OF CONDUCT BINDING UPON THE LENDER IN THE FUTURE OR OTHERWISE CREATING ANY FUTURE OBLIGATIONS ON THE PART OF LENDER TO PROVIDE OR AGREE TO ANY SIMILAR AMENDMENT OR EXTENSION AT ANY TIME.

[Signatures on next page]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

LENDER		BORROWER

SAAS CAPITAL FUNDING II, LLC		ACCELERIZE INC.

By:	/s/ Todd Gardner	By:	/s/ Brian Ross
Name:	Todd Gardner	Name:	Brian Ross
Title:	President	Title:	Chief Executive Officer

Signature page to Tenth Amendment to

Loan and Security Agreement